Exhibit 99.1

For Immediate Release

CRITICAL PATH COMPLIANT WITH NASDAQ LISTING STANDARDS

Company to Proceed with Reverse Split to Increase Investor Confidence and Alleviate Listing Concerns

SAN FRANCISCO (July 24, 2003)—Critical Path (Nasdaq: CPTH), a global leader in digital communications software and services, announced that is has received notice from Nasdaq that the Company has regained compliance with the requirements for continued listing on The Nasdaq National Market. The Company also announced that its Board of Directors has voted to execute a one-for-four reverse stock split. Shareholders granted the board authority to do so at the Company’s annual meeting held in June. To effect the reverse stock split, the Company intends to file an amendment to its Articles of Incorporation on August 1, 2003. The Company will begin trading under the new symbol, “CPTHD” on Monday, August 4, 2003. After 20 trading days, the symbol will revert back to “CPTH”.

“Critical Path has made significant progress with customers and partners, improved its financial results and we are once again in compliance with The Nasdaq National Market listing standards,” commented William McGlashan, Jr., Critical Path chairman and chief executive officer. “We believe a reverse stock split will make our stock potentially more attractive to a broader set of investors and remove any residual uncertainty concerning future listing requirements.”

About Critical Path, Inc.

Critical Path, Inc. (Nasdaq: CPTH) is a global leader in digital communications software and services. The company provides messaging solutions—from wireless, secure and unified messaging to basic email and personal information management—as well as identity management solutions that simplify user profile management and strengthen information security. The standards-based Critical Path Communications Platform, built to perform reliably at the scale of public networks, delivers the industry’s lowest total cost of ownership for messaging solutions and lays a solid foundation for next-generation communications services. Solutions are available on a hosted or licensed basis. Critical Path’s customers include more than 700 enterprises, 200 carriers and service providers, eight national postal authorities and 35 government agencies. Critical Path is headquartered in San Francisco. More information can be found at www.criticalpath.net.

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Forward-Looking Statements:

This press release contains forward-looking statements, including the Company’s statements regarding, its finance, business and operations including anticipated or projected revenue, expenses and operational growth, markets, strategic partners and potential customers for Critical Path products and services. The words “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” and “estimate” and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially. Factors that might cause future results to differ materially from those projected in the forward-looking statements include, but are not limited to, difficulties of forecasting future results due to our limited operating history, failure to meet sales and revenue objectives, forecasts and earnings guidance, general economic conditions in markets in which the Company does business, worldwide slow down in technology spending by our customers and potential customers, failure to negotiate favorable or timely deals with strategic partners for the distribution of our products and services, the relative success of strategic partnerships and global sales alliances, our evolving business strategies and the emerging nature of the market for our products and services, turnover within and integration of senior management, board of directors members and other key personnel, difficulties in delivering and marketing our product and service offerings, protection of our intellectual property, failure to successfully expand our sales and marketing activities, potential difficulties associated with restructuring, strategic relationships, investments and uncollected bills, volatility in the market for stock and risks associated with potential delisting actions by the market on which we are listed, risks associated with our international operations, foreign currency fluctuations, unplanned system interruptions and capacity constraints, software defects, and other risks discussed from time to time in our SEC reports. These and other risks and uncertainties are described in more detail in Critical Path’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003, as may be amended from time to time, and all subsequent filings with the Securities and Exchange Commission (www.sec.gov)

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Note to Editors: Critical Path and the Critical Path logo are trademarks of Critical Path, Inc. All other trademarks are the property of their holders.

Contact Information:

For Reporters: Critical Path, Inc. Jim Fulton (415) 541-2524 jim.fulton@criticalpath.net	For Investors: Critical Path, Inc. Mike Bishop (415) 541-2619 mike.bishop@criticalpath.net